                                                                   EXHIBIT 10.33

                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT


      EMPLOYMENT AGREEMENT (this "AGREEMENT"), dated September 12, 2000, by and between Khanty Mansiysk Oil Corporation, a Delaware corporation (the "COMPANY"), and Ms. Gail Coleman (the "EXECUTIVE").

      WHEREAS, in recognition of the Executive's experience and abilities, the Company desires to assure itself of the employment of the Executive in accordance with the terms and conditions provided herein; and

      WHEREAS, the Executive wishes to perform services for the Company in accordance with the terms and conditions provided herein.

      NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to perform services for the Company, on the terms and conditions set forth herein.

2. TERM. This Agreement is for the two year period (the "TERM") commencing on May 22, 2000 (the "COMMENCEMENT DATE"), and terminating on May 21, 2002 or upon the Executive's earlier death, disability or other termination of employment pursuant to Section 7 hereof; PROVIDED, HOWEVER, that on May 22, 2002, and on each anniversary thereafter, the Term shall automatically be extended for one additional year unless, not later than 90 days prior to such dates, either party hereto shall have notified the other party hereto in writing that such extension shall not take effect. This Agreement shall be deemed to have been effective as of the Commencement Date.

3. POSITION. During the Term, the Executive shall hold the title of Executive Vice President and Chief Financial Officer.

4. DUTIES. Subject to the direction and control of the Chief Executive Officer of the Company (the "CEO"), the Executive shall render services during the Term to the best of her abilities in supervising, conducting and being primarily responsible for the financial affairs of the Company, and performing such other duties as may be requested by the CEO from time to time. During the Term, the Executive shall devote all of her working time to such employment, shall devote her best efforts to advance the interests of the Company and shall not engage in any other business activities, as an employee, director, consultant or in any other capacity, whether or not she receives any compensation therefore, without the prior written consent of the CEO. It shall not be a violation of this Agreement for the Executive to serve on civic or charitable boards or committees, or on those corporate boards or committees on which the Executive is serving as of the Commencement Date (provided that each shall have been disclosed by the Executive to the Company in writing), provided that such activities do not materially interfere with the performance of the Executive's duties hereunder.

5. PLACE OF PERFORMANCE. The Executive shall perform her duties and conduct her business at the offices of the Company in New York City; PROVIDED, HOWEVER, that the Executive may, from time to time, be required to perform her duties and conduct her business at other locations to the extent reasonable and necessary in connection with the business of the Company.

6.    COMPENSATION AND RELATED MATTERS.

      (a) ANNUAL BASE SALARY. The Company shall pay to the Executive an annual base salary (the "BASE SALARY") of $180,000 or such higher salary as may from time to time be determined by the Company, such salary to be paid in conformity with the Company's payroll policies (which policy


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            shall provide for payment of such annual base salary in no fewer than 12 equal monthly installments).

      (b) BONUS AND INCENTIVE PLANS. During the Term, the Executive shall be eligible to participate in stock option, bonus, economic incentive and other compensation plans, programs and arrangements that are available to other employees of the Company (the "INCENTIVE PLANS"). The Executive shall be provided benefits under the Incentive Plans which, as determined by the Board of Directors of the Company or the Compensation Committee thereof (the "BOARD") in its sole discretion, acting in good faith, are reasonable after considering the status and responsibilities of the Executive. Any awards granted to the Executive under the Incentive Plans shall be evidenced by agreements containing terms and conditions established by the Board in its sole discretion.

      (c) PENSION AND WELFARE BENEFITS. During the Term, the Executive shall be eligible to participate in the pension, retirement and health and welfare plans ("BENEFIT PLANS") provided to other employees of the Company. The Executive shall be provided benefits under the Benefit Plans, which, as determined by the Board in its sole discretion, acting in good faith, are reasonable after considering the status and responsibilities of the Executive. Without limiting the generality of the foregoing, the Executive shall be entitled to receive a level of benefits under the Benefit Plans no less favorable in the aggregate than those described on Annex A hereto.

      (d) BUSINESS EXPENSES. The Executive shall be reimbursed for all ordinary and necessary business expenses incurred by the Executive in connection with her employment upon submission by the Executive and approval by the Company of receipts and other documentation in accordance with the Company's normal reimbursement procedures.

      (e) INDEMNIFICATION. During the Term, the Company will, to the extent permitted by applicable law, indemnify the Executive against any claims arising in connection with the Executive's employment with the Company. Notwithstanding the foregoing, the Company shall not have any obligation to the Executive under this section for any acts of the Executive that constituted malfeasance, a knowing and willful violation of applicable law, or were otherwise outside the scope of the Executive's employment hereunder.

      (f) D&O INSURANCE. The Company will maintain for the benefit of the Executive Directors and Officers insurance on a basis no less favorable than that provided in respect of other senior executives of the Company.

7. TERMINATION. The Executive's employment hereunder may be terminated under the following circumstances:

      (a) DEATH. The Executive's employment hereunder shall terminate upon the Executive's death.

      (b) DISABILITY. If, as a result of the Executive's incapacity due to physical or mental illness (as certified in writing by a physician mutually satisfactory to the Executive and the Company), the Executive shall have been absent from her duties hereunder for the entire period of eight consecutive weeks, the Company may terminate the Executive's employment hereunder for "DISABILITY."

      (c) CAUSE. The Company may terminate the Executive's employment hereunder for "CAUSE". For purposes of this Agreement, the Company shall have "CAUSE" to terminate the Executive's employment hereunder
            (i) upon the Executive's conviction for the commission of an act or acts constituting a felony, or (ii) upon the executive's willful and continued failure to substantially perform her duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after written notice has been delivered to the Executive by the Company, which notice specifically identifies the manner in which the Executive has not substantially


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            performed her duties, and the Executive's failure to substantially perform her duties is not cured within ten business days after notice of such failure has been given to the Executive.

      (d) TERMINATION NOT FOR CAUSE; VOLUNTARY TERMINATION. The Company may terminate the Executive's employment for any reason at any time. The Executive may terminate her employment hereunder at any time upon 60 days' notice.

      (e) TERMINATION BY THE EXECUTIVE. The Executive may terminate her employment hereunder for "GOOD REASON". "GOOD REASON" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's consent) of any one of the following acts by the Company, or failures by the Company to act: (i) a material failure to comply with its obligations under
            Section 6 of this Agreement; (ii) a substantial and continued diminution in the nature or status of the Executive's responsibilities, duties, offices, or titles; or (iii) the relocation of the Executive's principal place of employment to a location more than 25 miles from the Company's offices in New York City.

      (f) NOTICE OF TERMINATION. Any termination of the Executive's employment by the Company or by the Executive (other than termination under Section 7(a) hereof) shall be communicated by written notice of termination to the other party hereto in accordance with Section 13 hereof.

      (g) DATE OF TERMINATION. "DATE OF TERMINATION" shall mean (i) if the Executive's employment is terminated by her death, the date of her death and (ii) if the Executive's employment is terminated pursuant to Section 7(b), (c) (d) or (e) hereof, the date specified in the notice of termination.

8.    COMPENSATION UPON TERMINATION OR DURING DISABILITY.

      (a) DISABILITY OR DEATH. During any period in which the Executive fails to perform her duties hereunder as a result of Disability, the Executive shall continue to receive her full Base Salary, as well as other applicable employee benefits, until her employment is terminated pursuant to Section 7(b) hereof. In the event the Executive's employment is terminated pursuant to Section 7(a) or 7(b) hereof, then, as soon as practicable thereafter, the Company shall pay the Executive or the Executive's Beneficiary (as defined in Section 12(b) hereof), as the case may be, (i) all unpaid amounts, if any, to which the Executive was entitled as of the Date of Termination under Section 6(a) hereof and (ii) all unpaid amounts to which the Executive was then entitled under the Incentive Plans, the Benefit Plans and any other unpaid employee benefits, perquisites, vacation pay or other reimbursements (the amounts set forth in clauses (i) and (ii) above being hereinafter referred to as the "ACCRUED OBLIGATIONS"). In the event the Executive's employment is terminated pursuant to Section 7(b) hereof, then the Company also shall pay premiums for COBRA benefits on behalf of the Executive for a period of six months following the Date of Termination.

      (b) TERMINATION FOR CAUSE; VOLUNTARY TERMINATION WITHOUT GOOD REASON. If the Executive's employment is terminated (i) by the Company for Cause or (ii) by the Executive other than for Good Reason, then the Company shall pay all unpaid amounts, if any, to which the Executive was entitled as of the Date of Termination under Section 6(a) hereof to the Executive, within thirty (30) days after the Date of Termination, and the Company shall have no further obligations to the Executive under this Agreement.

      (c)   TERMINATION WITHOUT CAUSE: TERMINATION FOR GOOD REASON.

            If (i) the Company shall terminate the Executive's employment for any reason other than for Disability or for Cause, or (ii) the Executive shall terminate her employment for Good Reason, then the Company shall pay to the Executive, as the Executive's sole and exclusive remedy hereunder, within thirty (30) days after the Date of Termination:

            (1)   the Accrued Obligations;


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            (2)   premiums for COBRA benefits on behalf of the Executive for a period of six months following the Date of Termination; and
            (3) a severance payment, the amount of which shall be determined in accordance with the terms set forth on Annex A hereto.

9.    SPECIAL CHANGE IN CONTROL PROVISION.

      (a) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control (as defined in the Khanty Mansiysk Oil Corporation 2000 Stock Plan (a "CHANGE IN CONTROL")) or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person (as defined in the Stock Plan (a "PERSON") whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, the "TOTAL PAYMENTS") would be subject (in whole or part), to the excise tax (the "EXCISE TAX") imposed under section 4999 of the Internal Revenue Code of 1986, as amended (the "CODE"), then, after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement, the cash payments under this Agreement shall first be reduced, and the non-cash payments under this Agreement shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (I) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments) is greater than or equal to (II) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments); provided that the Executive may elect to have the non-cash payments under this Agreement reduced (or eliminated) prior to any reduction of the cash payments under this Agreement.

      (b) For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("TAX COUNSEL") reasonably acceptable to the Executive and selected by the accounting firm (the "AUDITOR") which was, immediately prior to the Change in Control, the Company's independent auditor, does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code (including by reason of section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount (within the meaning of section 280G(b)(3) of the Code) allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

10. NON-DISCLOSURE; CONFIDENTIALITY. The parties hereto agree, recognize and acknowledge that during the Term the Executive will obtain knowledge of confidential information regarding the business and affairs of the Company. It is therefore agreed that the Executive shall respect and protect the confidentiality of all confidential information pertaining to the Company, not disclose in any fashion such confidential information to any person at any time during the Term unless doing so is reasonably required in the course of the Executive's employment hereunder or required by applicable law, rules, regulations or court, governmental or regulatory authority order or decree.


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11.   COVENANT NOT TO COMPETE.

      (a) The Executive hereby agrees that in the event the Executive's employment with the Company is terminated (1) by the Company for Cause or (2) by the Executive other than for Good Reason, then for a period beginning on the date of such termination and ending on the second anniversary of the date of such termination (the "RESTRICTED PERIOD"), the Executive shall not, directly or indirectly, whether acting individually or through any person, firm, corporation, business or any other entity:

            (i) engage in, or have any interest in any person, firm, corporation, business or other entity (as an officer, director, employee, agent, stockholder or other security holder, creditor consultant or otherwise) that engages in any business activity anywhere within the Russian Federation at any time during the Restricted Period, which business activity is the same as, similar to or competitive with the Company as the same may be conducted or planned to be conducted from time to time; provided, however, that the provisions of this clause
                  (i) shall not preclude the Executive from (x) being employed during the Restricted Period as an officer or employee by any person, firm, corporation, business or other entity that engages in a business activity conducted or planned to be conducted within the Russian Federation so long as the Executive, at all times during the Restricted Period, is not engaged or otherwise associated or active in such business activity; or (y) holding an equity investment which represents less than 5% ownership in a publicly registered company as long as the investment is passive;

            (ii) interfere with any contractual relationship of the Company that may exist from time to time including, but not limited to, any contractual relationship with any director, officer, employee, or sales agent, or supplier of the Company; or

            (iii) solicit, induce or influence, or seek to induce or influence, any person who currently is, or from time to time may be, engaged or employed by the Company as an officer, director, employee, agent or independent contractor, to terminate his or her employment or engagement by the Company.

      (b) The Executive acknowledges that the non-competition provisions contained in this Agreement are reasonable and necessary, in view of the nature of the Company and her knowledge thereof, in order to protect the legitimate interests of the Company.

      (c) The Executive acknowledges that the services to be rendered by her hereunder are of a character giving them unique value, the loss of which cannot be adequately compensated for in damages, and in the event of a breach of this Agreement by the Executive, the Company shall be entitled to seek equitable relief by way of injunction or any other equitable remedies.

      (d) The Executive and the Company agree that the foregoing covenants are reasonable and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions that to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended.

12.   SUCCESSORS; BINDING AGREEMENT.

      (a) The Company shall require any successor (whether direct or indirect, by asset purchase, stock purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "COMPANY" shall mean the Company as hereinbefore defined


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            and any successor to its business and/or assets as aforesaid or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

      (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to her hereunder if she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate (the "BENEFICIARY").

13. NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Company:

                  Mr. John B. Fitzgibbons
                  Khanty Mansiysk Oil Corporation
                  152 West 57th Street, 29th Floor
                  New York, NY 10019

      If to the Executive:

                  Ms. Gail Coleman
                  300 Mercer Street #26M
                  New York, NY   10003-6741

      or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

14. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Chief Executive Officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party, which are not set forth expressly in this agreement.

15. WITHHOLDING; PAYMENT. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement (i) all federal, state, local, and foreign taxes that are required to be withheld by applicable laws or regulations and (ii) standard Company deductions. All cash amounts required to be paid hereunder shall be paid in United States dollars.

16. GOVERNING LAW; ARBITRATION. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of New York without regard to its conflicts of law principles. Any dispute, controversy or claim arising out of or relating to this Agreement, including the breach, validity or termination thereof, shall be finally settled by binding arbitration in New York, New York by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment upon the award of the arbitrator may be entered in any court of competent jurisdiction. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C.ss.1-16.


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17.   VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

19. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

20. LEGAL FEES. The Company shall reimburse to the Executive reasonable legal fees and reasonable professional expenses incurred directly on behalf of the Executive (i) in disputing in good faith any issue hereunder relating to the termination of the Executive's employment or (ii) in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or (iii) in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder; provided, however, that such reimbursement shall be subject to a maximum of $5,000 unless it arises in an event described in clauses (i) or (ii) above and the Executive prevails in the matter at issue, in which case the maximum reimbursement shall be $200,000. Such payments shall be made within ten (10) business days after delivery of the Executive's written request(s) for payment accompanied by such evidence of fees and expenses incurred as the Company reasonably may require.

21. NO MITIGATION. The Company agrees that, if the Executive's employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer or by retirement benefits. The amount of any payment or benefit provided for in this Agreement may, however, be reduced by the present value of any amount owed by the Executive to the Company or its affiliates, as determined by the Company in its sole discretion.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                              KHANTY MANSIYSK OIL CORPORATION



                              By:     /s/ John B. Fitzgibbons
                                      -----------------------
                              Name:   Mr. John B. Fitzgibbons
                              Title:  President and Chief Executive Officer


                              EXECUTIVE



                              By:     /s/ Gail Coleman
                                      ----------------
                              Name:   Ms. Gail Coleman



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ANNEX A TO MS. COLEMAN'S EMPLOYMENT AGREEMENT


Pension and Welfare Benefits:


         Vacation Time                           4 weeks annually

         Pension Benefits                        401(k) with applicable matching contributions

         Health Insurance                        100% of the premium for the Executive

         Life Insurance                          2x base salary

         Travel/Accident Insurance               $ 1 million

         Prepaid Bonus                           $ 20,000 at signing


Severance Payment:

If the Executive terminates her employment for Good Reason or if the Company terminates the employment of the Executive for any reason other than for Disability or for Cause, the Company shall pay to the Executive, in a cash lump sum, one and one half (1 1/2) times her Base Salary; PROVIDED, HOWEVER, that the payment shall be two (2) times her Base Salary if such termination of employment occurs within eighteen (18) months following a Change in Control.